Exhibit 99.3

SPECIAL MEETING OF STOCKHOLDERS OF BYLINE BANCORP, INC. April 18, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030030000000000000 1 041818 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To approve the issuance of shares of common stock of Byline Bancorp, Inc. in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of November 27, 2017, by and among Byline Bancorp, Inc., Wildcat Acquisition Corporation, a wholly owned subsidiary of Byline Bancorp, Inc., and First Evanston Bancorp, Inc. (the “Byline share issuance proposal”); and 2. To approve the adjournment of the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if an insufficient number of votes are cast to approve the Byline share issuance proposal (which we refer to as the “Byline adjournment proposal”). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 BYLINE BANCORP, INC. Proxy for Special Meeting of Stockholders on April 18, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Alberto J. Paracchini and Ana Casanueva, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of BYLINE BANCORP, INC., to be held on April 18, 2018 at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1

SPECIAL MEETING OF STOCKHOLDERS OF

# BYLINE BANCORP, INC.

April 18, 2018

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

**TELEPHONE** - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**IN PERSON** - You may vote your shares in person by attending the Special Meeting.

**GO GREEN** - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

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↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. ↓

00030030000000000000 1 041818

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 1. To approve the issuance of shares of common stock of Byline Bancorp, Inc. in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of November 27, 2017, by and among Byline Bancorp, Inc., Wildcat Acquisition Corporation, a wholly owned subsidiary of Byline Bancorp, Inc., and First Evanston Bancorp, Inc. (the "Byline share issuance proposal"); and | ☐ | ☐ | ☐ |
| 2. To approve the adjournment of the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if an insufficient number of votes are cast to approve the Byline share issuance proposal (which we refer to as the "Byline adjournment proposal"). | ☐ | ☐ | ☐ |

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.